UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

Pasithea Therapeutics Corp.
(Name of Registrant as Specified in its Charter)

Concord IP2 Ltd.
Elderhill Corporation
Leonite Capital LLC
Leonite Fund I, LP
Camac Partners, LLC
Camac Capital, LLC
Camac Fund, LP
David Delaney
Avi Geller
Eric Shahinian
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Investor Group Successful in Request to Call Special Meeting of Stockholders of Pasithea Therapeutics

Believes Removing All Incumbent Directors Will Position Pasithea to Enhance Corporate Governance, Improve Capital Allocation and Deliver Long Term Value

Thanks Fellow Stockholders for Their Support

NEW YORK AND TORONTO — Sept. [6], 2022 — BUSINESS WIRE — Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who together are one of the largest stockholders of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today announced that the Investor Group has received sufficient support from its fellow stockholders to request the call of a Special Meeting of Stockholders (the “Special Meeting”). Accordingly, the Investor Group has formally commenced the process of calling the Special Meeting and issued the following statement:

“We are very pleased that our fellow stockholders agree that change is needed at Pasithea and support our call for the Special Meeting. We firmly believe that removing all sitting directors will position Pasithea to enhance its corporate governance, improve capital allocation and unlock significant value for all stockholders. We expect Pasithea to move expeditiously to call the Special Meeting, as required by its organizational documents, and not to use any delay tactics to try to prevent stockholders’ voices from being heard.”

At the Special Meeting, the Investor Group plans to seek the removal of all of Pasithea’s sitting directors. Delaware law provides a clear mechanism whereby stockholders can petition the Delaware Court of Chancery to hold an election if all directors are removed or if the remaining directors constitute less than a majority of the total directorships. If necessary, the Investor Group is prepared to make such a petition.

Additional Information and Where to Find It

Concord IP2 Ltd., Elderhill Corporation, David Delaney, Leonite Capital LLC, Leonite Fund I, LP, Avi Geller, Camac Partners, LLC, Camac Capital, LLC, Camac Fund, LP and Eric Shahinian (collectively, the “Stockholder Group”) have requested the call of the Special Meeting. Additional information regarding the members of the Stockholder Group, including the respective direct or indirect interests of such members, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the Securities and Exchange Commission (the “SEC”) by the Stockholder Group in connection with the Special Meeting. Information relating to the foregoing can also be found in the filings previously made by the members of the Stockholder Group with the SEC.

Promptly after filing its definitive proxy statement with the SEC for the Special Meeting, the Stockholder Group intends to furnish that proxy statement to Pasithea’s stockholders, together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, the Stockholder Group’s preliminary and definitive proxy statement, any amendments or supplements thereto, and other relevant documents filed by the Stockholder Group or its members with the SEC at the SEC’s website (http://www.sec.gov). Copies of the Stockholder Group’s definitive proxy statement, any amendments and supplements thereto, and any other relevant documents filed by the Stockholder Group or its members with the SEC will also be available, free of charge, by contacting the Stockholder Group’s proxy solicitor, InvestorCom LLC, at 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or by phone at (203) 972-9300.

Contacts

For Investors:

Concord Investment Partners Ltd.

David Delaney, 416-951-9214

ddelaney@concordinvestmentpartners.com

InvestorCom LLC
John Grau, 203-972-9300
info@investor-com.com

For Media:

Longacre Square Partners

Charlotte Kiaie, 646-386-0091

ckiaie@longacresquare.com